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                                                                   Exhibit 10.47
                                FOURTH AMENDMENT
                   TO THE "AGREEMENT FOR PURCHASE AND SALE OF
                     WASTE ROCK FROM THE JOHNSON CAMP MINE"

This document is an amendment ("Amendment") to the "Agreement for Purchase and Sale of Waste Rock from the Johnson Camp Mine" dated December 23, 2004 ("Agreement") between Nord Resources Corporation ("Seller") and JC Rock, LLC ("Purchaser").

A) Seller and Purchaser hereby agree to extend the term of the Agreement from October 1, 2005 to February 28, 2006. The Agreement may also be extended by special arrangement on specific contracts at the sole option of the Seller.

B) Seller hereby agrees to reduce the royalty from $1.50 per ton to $1.00 per ton on fines and rock sold by Purchaser to individuals or companies where the sales price to such individuals or companies is less than $6.00 per ton, FOB Johnson Camp.

C) Purchaser hereby acknowledges that the Agreement is non-exclusive and hereby reaffirms Seller's right to sell Johnson Camp rock that is not in Purchaser's inventory to any individual or company during the term of the Agreement.

Dated September 30, 2005

NORD RESOURCES CORPORATION              JC ROCK, LLC


By: /s/ Kathy Glidewell                 By: /s/ James L. Rodman
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